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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-72185) and related Prospectus of Cerus Corporation for the registration of shares of its common stock and to the use of our report dated January 22, 1999, except for Note 2 as to which the date is January 30, 1999 and Note 5, as to which the date is March 3, 1999, with respect to the financial statements of Cerus Corporation included and incorporated by reference herein.


                                                           /s/ ERNST & YOUNG LLP

Walnut Creek, California

March 24, 1999